SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       December  4, 1998
                                                  -----------------------------



                              Liz Claiborne, Inc.


          Delaware                [   001-10689    ]        [  132842791 ]
----------------------------     --------------------     --------------------
(State or other jurisdiction        (Commission File         (IRS Employer
      of incorporation)                  Number)          Identification No.)


       1441 Broadway, New York,  New York                     11788
     --------------------------------------------       -----------------
      (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:       (212) 626-3500


          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On December 4, 1998, the Board of Directors of Liz Claiborne, Inc. (the "Company") authorized the issuance of one stock purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share, of the Company to replace the Company's existing stock purchase rights which are set to expire on December 21, 1998. The Rights distribution will be made on December 22, 1998, payable to stockholders of record on that date, and will also attach to shares of Common Stock issued by the Company after that date. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust of New York, as Rights Agent (the "Rights Agent"), dated as of December 7, 1998 and attached hereto as
Exhibit 4, and are summarized in Exhibit C to the Rights Agreement. The Rights Agreement, including Exhibits A-C thereto, are hereby incorporated herein by reference.

Item 7.  Exhibits.

     4 Rights Agreement, dated as of December 4, 1998, between Liz Claiborne, Inc. and First Chicago Trust of New York, as Rights Agent, together with Exhibits A, B, and C attached thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 4, 1998                  LIZ CLAIBORNE, INC.



                                  By: /s/  Richard F. Zannino
                                      -----------------------
                                      Richard F. Zannino
                                      Senior Vice President-Finance &
                                      Administration and Chief Financial Officer




                                        3